Media Contacts:
Dana Crothers	Trisha Loy
Marketing Director	Vice President — Marketing
Cogdell Spencer Inc.	Marshall Erdman & Associates
704.940.2904	608.410.8037
dcrothers@cogdellspencer.com	tloy@erdman.com
FOR IMMEDIATE RELEASE
WEDNESDAY, JANUARY 23, 2008
COGDELL SPENCER INC. ANNOUNCES MERGER WITH MARSHALL ERDMAN AND ASSOCIATES
Merger creates national integrated healthcare real estate company providing full range of services to hospitals and physicians
SEPARATELY PRICES PRIVATE PLACEMENT OF $55 MILLION
Charlotte, N.C. (January 23, 2008) — Cogdell Spencer Inc. (NYSE: CSA) announced today that it executed a definitive merger agreement to acquire 100 percent of the stock of Marshall Erdman and Associates (Erdman), a design-build firm that specializes in the advance planning, designing, and building of healthcare facilities throughout the United States. The value of the transaction is $247 million, subject to adjustment. Erdman will operate as a subsidiary of Cogdell Spencer Inc. The transaction is expected to close by the end of February.
By integrating Erdman’s platform with Cogdell Spencer’s extensive portfolio management, the company will offer the full range of healthcare real estate services to an expanded client base that includes healthcare systems, physician tenants and practice groups. The combined company will operate nationwide with offices in Atlanta, Charlotte, Charleston, S.C., Columbia, S.C., Dallas, Denver, Madison, Seattle and Washington, D.C. Madison will remain the headquarters for Erdman. Charlotte will remain the corporate headquarters for Cogdell Spencer Inc.
“Our merger with Erdman will produce the most integrated healthcare real estate facilities firm in the nation,” said Frank C. Spencer, President and CEO of Cogdell Spencer Inc. “With over 90 years of combined experience, we will be able to provide clients with the full range of complementary, strategic services from advance planning to capital to property management.”
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The merger creates a national integrated healthcare real estate company with:
•	Over 600 employees;

•	2007 combined revenue of approximately $365 million; and

•	The combined company has developed or constructed:
o	1,500 medical office buildings;

o	160 multi-specialty medical facilities;

o	700 specialty centers;

o	135 ambulatory surgery centers; and

o	1,000 rural hospitals and health centers in all 48 continental states.
“By serving an expanded client base, we believe this merger will create significant shareholder value over the long term,” said Spencer.
Scott Ransom, President and CEO of Marshall Erdman and Associates will continue to lead Erdman, reporting to Spencer. Management will otherwise remain unchanged in both firms.
“Erdman was seeking a strategic partner in healthcare real estate and selected Cogdell Spencer, a pioneer in healthcare development, physician ownership, and asset and property management,” said Ransom. “In partnering with Cogdell Spencer, we have positioned the company for continued growth through expansion of services and strengthening of client relationships.”
Cogdell Spencer will finance the acquisition through the following sources:
•	A $100 million term loan arranged by KeyBank National Association with participation from Bank of America, N.A., Branch Banking and Trust Company, M&I Marshall & Ilsley Bank and Wachovia Bank, N.A.;

•	An $85 million rollover of equity held by Marshall Erdman’s principal shareholders (Baird Capital Partners and Lubar & Co.) and members of its management team; and

•	Borrowings under a new $150 million secured line of credit arranged by Bank of America, N.A. with participation from KeyBank National Association, Branch Banking and Trust Company, M&I Marshall & Ilsley Bank and Wachovia Bank, N.A.
Separately, Cogdell Spencer announced today that it has priced a private offering of $55 million of common shares to an initial purchaser who intends to re-sell such shares to institutional investors at a price of $15.95 per share.
Cogdell Spencer Inc. intends to use the net proceeds from the private offering initially to reduce borrowings under its existing unsecured revolving credit facility. Any remaining net proceeds will be used for working capital purposes, including potential future development and acquisition activities.
KeyBanc Capital Markets Inc. acted as the financial advisor to Cogdell Spencer. Wachovia Capital Markets, LLC acted as the advisor to Marshall Erdman and Associates. Clifford Chance US LLP acted as legal advisor to Cogdell Spencer, while Godfrey & Kahn represented Marshall Erdman in the transaction.

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A conference call to discuss these transactions is scheduled for 10:00 a.m. (Eastern Standard Time) on Thursday, January 24, 2008. The number to call for this teleconference is (800) 257-7063. To access the playback, please dial (800) 405-2236, passcode 11107721#.
About Cogdell Spencer Inc.
Charlotte-based Cogdell Spencer Inc. (NYSE: CSA) is a fully-integrated, self-administered and self managed real estate investment trust (REIT) that invests in specialty office buildings for the medical profession, including medical offices, ambulatory surgery and diagnostic centers. At present, the Cogdell Spencer Inc. portfolio consists of 57 wholly owned properties, five joint venture properties and 53 managed medical office buildings. For more information on Cogdell Spencer Inc., please visit the company’s Web site at www.cogdellspencer.com.
About Marshall Erdman & Associates
For more than 50 years, the name Marshall Erdman & Associates (Erdman) has been synonymous with the delivery of innovative healthcare facility solutions. As an integrated provider, Erdman offers service from facility conception to completion, including advance planning, development, design and construction. Headquartered in Madison, Wisconsin, with six regional offices, Erdman has partnered with healthcare providers to deliver more than 5,000 facilities across the nation. For more information, visit www.erdman.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect the Company’s views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ materially. Factors that may contribute to these differences include, but are not limited to the following: market trends; the Company’s ability to obtain future financing arrangements; the Company’s ability to renew ground leases; defaults by tenants; and changes in the reimbursement available to the Company’s tenants by government or private payors. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. The securities described in this press release have not been registered under the Securities Act of 1933 or any state securities laws and have been offered and sold in reliance on exemptions from registration provided by Regulation D under the Securities Act. Unless so registered, these securities may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

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Other Contacts
General Inquiries:
Frank C. Spencer
President and Chief Executive Officer
Tel: 704.940.2926
fspencer@cogdellspencer.com
Financial Inquiries:
Charles M. Handy
Chief Financial Officer
Tel: 704.940.2914
chandy@cogdellspencer.com
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